EXHIBIT 99.1

Brookline Bancorp Announces First Quarter Results Reflecting One-Time Costs Associated with PCSB Financial Corporation Acquisition

Net Income of $7.6 million, EPS of $0.09

Operating Earnings of $23.3 million, Operating EPS of $0.27

BOSTON, April 26, 2023 (GLOBE NEWSWIRE) -- Brookline Bancorp, Inc. (NASDAQ: BRKL) (the “Company”) today announced net income of $7.6 million, or $0.09 per basic and diluted share, for the first quarter of 2023, compared to net income of $29.7 million, or $0.39 per basic and diluted share, for the fourth quarter of 2022, and net income of $24.7 million, or $0.32 per basic and diluted share, for the first quarter of 2022.

Financial results for the first quarter of 2023 reflect pre-tax one-time costs of $21.5 million associated with the acquisition of PCSB Financial Corporation ("PCSB") and its subsidiary, PCSB Bank, which closed January 1, 2023. Excluding these one-time costs, operating earnings was $23.3 million, or $0.27 per diluted share, for the first quarter of 2023. These one-time costs consist of merger-related costs of $6.4 million associated with the acquisition and $16.7 million of provision for credit losses expense attributable to the closing of the acquisition, partially offset by $1.7 million in securities gains. Please refer to "Non-GAAP Financial Information" below for a reconciliation of net income to operating earnings.

"I am very pleased to report we successfully completed the acquisition and conversion of PCSB Financial and PCSB Bank," said Paul Perrault, Brookline Bancorp, Inc. Chairman and Chief Executive Officer. "Our acquisition assures that PCSB Bank will remain well positioned to continue its growth in the New York market. Like all financial institutions, we continue to monitor the recent developments in the banking sector and in our markets, to take advantage of opportunities as they present themselves.”

PCSB FINANCIAL CORPORATION

On January 1, 2023, the Company completed its previously announced acquisition (the “merger”) of PCSB. PCSB’s bank subsidiary, PCSB Bank, now operates as a separate subsidiary of the Company and has 15 banking offices throughout Westchester County and the lower Hudson Valley of New York state. The transaction included the acquisition of approximately $1.3 billion in loans, the assumption of $1.6 billion in deposits, and $52.9 million of borrowings, each at fair value. Total consideration of $297.8 million consisted of 11,820,904 shares of the Company's common stock issued and cash of $130.5 million.

The following table provides the purchase price allocation of net assets acquired for this transaction:

Assets:
Cash	$42,373
Investments	366,763
Loans	1,336,737
Allowance for credit losses on PCD Loans	(2,344)
Bank premises and equipment	14,631
Goodwill	80,813
CDI	30,265
Other Assets	104,663
Total Assets Acquired	$1,973,901

Liabilities:
Deposits	$1,570,563
Borrowings	52,923
Other Liabilities	52,624
Total Liabilities	$1,676,110
Purchase Price	$297,791

BALANCE SHEET

Total assets at March 31, 2023 increased $2.3 billion to $11.5 billion from $9.2 billion at December 31, 2022, and increased $2.9 billion from $8.6 billion at March 31, 2022. At March 31, 2023, total loans and leases were $9.2 billion, representing an increase of $1.6 billion from December 31, 2022, and an increase of $2.0 billion from March 31, 2022. The loan portfolio grew $1.6 billion in the first quarter compared to growth of $223.1 million in the fourth quarter.

Total investment securities at March 31, 2023 increased $410.3 million to $1.1 billion from $656.8 million at December 31, 2022, and increased $336.5 million from $730.6 million at March 31, 2022. Total cash and cash equivalents at March 31, 2023 increased $103.3 million to $486.3 million from $383.0 million at December 31, 2022, and increased $193.0 million from $293.3 million at March 31, 2022. As of March 31, 2023, total investment securities and total cash and cash equivalents represented 13.5 percent of total assets as compared to 11.3 percent and 11.9 percent as of December 31, 2022 and March 31, 2022, respectively.

Total deposits at March 31, 2023 increased $1.9 billion to $8.5 billion from $6.5 billion at December 31, 2022, and increased $1.4 billion from $7.1 billion at March 31, 2022.

Total borrowed funds at March 31, 2023 increased $197.5 million to $1.6 billion from $1.4 billion at December 31, 2022, and increased $1.2 billion from $392.9 million at March 31, 2022.

The ratio of stockholders’ equity to total assets was 10.11 percent at March 31, 2023, as compared to 10.80 percent at December 31, 2022, and 11.37 percent at March 31, 2022. The ratio of tangible stockholders’ equity to tangible assets (non-GAAP) was 7.94 percent at March 31, 2023, as compared to 9.20 percent at December 31, 2022, and 9.67 percent at March 31, 2022. Tangible book value per share (non-GAAP) decreased $0.72 from $10.80 at December 31, 2022 to $10.08 at March 31, 2023, compared to $10.56 at March 31, 2022.

NET INTEREST INCOME

Net interest income increased $6.0 million to $86.0 million for the first quarter of 2023 from $80.0 million for the quarter ended December 31, 2022. The net interest margin decreased 45 basis points to 3.36 percent for the three months ended March 31, 2023 from 3.81 percent for the three months ended December 31, 2022.

NON-INTEREST INCOME

Total non-interest income for the quarter ended March 31, 2023 increased $3.9 million to $12.9 million from $9.1 million for the quarter ended December 31, 2022. The increase was primarily driven by increases of $2.1 million in other non-interest income which was primarily driven by the mark to market on interest rate swaps on participated loans and bank owned life insurance income, $1.7 million in loan level derivative income, net, and $1.4 million in gain on securities, net, partially offset by a decrease of $1.0 million in gain on sales of loans and leases and a decrease of $0.3 million in deposit fees.

PROVISION FOR CREDIT LOSSES

The Company recorded a provision for credit losses of $25.5 million for the quarter ended March 31, 2023, compared to $5.7 million for the quarter ended December 31, 2022. The increase in the provision for credit losses was primarily driven by the acquisition of PCSB Bank as well as loan growth.

Total net charge-offs for the first quarter of 2023 were $0.5 million compared to $0.3 million in the fourth quarter of 2022. The increase was primarily driven by an increase in net charge-offs on equipment financing loans of $0.2 million. The ratio of net loan and lease charge-offs to average loans and leases on an annualized basis was 2 basis points for the first quarter of 2023, unchanged from 2 basis points for the fourth quarter of 2022.

The allowance for loan and lease losses represented 1.31 percent of total loans and leases at March 31, 2023, compared to 1.29 percent at December 31, 2022, and 1.32 percent at March 31, 2022.

ASSET QUALITY

The ratio of nonperforming loans and leases to total loans and leases was 0.31 percent at March 31, 2023, an increase from 0.19 percent at December 31, 2022. Total nonaccrual loans and leases increased $13.6 million to $28.5 million at March 31, 2023 from $14.9 million at December 31, 2022. The ratio of nonperforming assets to total assets was 0.25 percent at March 31, 2023, an increase from 0.17 percent at December 31, 2022. Total nonperforming assets increased $13.7 million to $29.0 million at March 31, 2023 from $15.3 million at December 31, 2022. The increase in nonperforming assets was primarily driven by the acquisition of PCSB in addition to a single C&I loan relationship.

NON-INTEREST EXPENSE

Non-interest expense for the quarter ended March 31, 2023 increased $17.6 million to $64.8 million from $47.2 million for the quarter ended December 31, 2022. The increase was primarily driven by increases of $7.0 million in compensation and employee benefits expense, $5.8 million in merger and acquisition expense, $1.8 million in amortization of identified intangible assets expense, $1.2 million in occupancy, $0.7 million in equipment and data processing expense, $0.4 million in advertising and marketing expense, $0.5 million in other non-interest expense, and $0.2 million in FDIC insurance expense, partially offset by a decrease of $0.1 million in professional services expense.

PROVISION FOR INCOME TAXES

The effective tax rate was 12.8 percent for the three months ended March 31, 2023 compared to 17.8 percent for the three months ended December 31, 2022 and 25.2 percent for the three months ended March 31, 2022.

RETURNS ON AVERAGE ASSETS AND AVERAGE EQUITY

The annualized return on average assets decreased to 0.27 percent during the first quarter 2023 from 1.34 percent for the fourth quarter of 2022.

The annualized return on average stockholders' equity decreased to 2.61 percent during the first quarter of 2023 from 12.09 percent for the fourth quarter of 2022. The annualized return on average tangible stockholders’ equity decreased to 3.43 percent for the first quarter of 2023 from 14.48 percent for the fourth quarter of 2022.

DIVIDEND DECLARED

The Company’s Board of Directors approved a dividend of $0.135 per share for the quarter ended March 31, 2023. The dividend will be paid on May 26, 2023 to stockholders of record on May 12, 2023.

CONFERENCE CALL

The Company will conduct a conference call/webcast at 1:30 PM Eastern Time on Thursday, April 27, 2023 to discuss the results for the quarter, business highlights and outlook. A copy of the Earnings Presentation is available on the Company’s website, www.brooklinebancorp.com. To listen to the call and view the Company’s Earnings Presentation, please join the call via https://events.q4inc.com/attendee/119704415. To listen to the call without access to the slides, interested parties may dial 833-470-1428 (United States) or 404-975-4839 (internationally) and ask for the Brookline Bancorp, Inc. conference call (Access Code 576006). A recorded playback of the call will be available for one week following the call on the Company’s website under “Investor Relations” or by dialing 866-813-9403 (United States) or 204-525-0658 (internationally) and entering the passcode: 989324.

ABOUT BROOKLINE BANCORP, INC.

Brookline Bancorp, Inc., a bank holding company with $11.5 billion in assets and branch locations in Massachusetts, Rhode Island, and the Lower Hudson Valley of New York State, is headquartered in Boston, Massachusetts and operates as the holding company for Brookline Bank, Bank Rhode Island, and PCSB Bank (the "banks"). The Company provides commercial and retail banking services, cash management and investment services to customers throughout Central New England and the Lower Hudson Valley of New York State. More information about Brookline Bancorp, Inc. and its banks can be found at the following websites: www.brooklinebank.com, www.bankri.com and www.pcsb.com.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this press release that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We may also make forward-looking statements in other documents we file with the Securities and Exchange Commission ("SEC"), in our annual reports to shareholders, in press releases and other written materials, and in oral statements made by our officers, directors or employees. You can identify forward looking statements by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “outlook,” “will,” “should,” and other expressions that predict or indicate future events and trends and which do not relate to historical matters, including statements regarding the Company’s business, credit quality, financial condition, liquidity and results of operations. Forward-looking statements may differ, possibly materially, from what is included in this press release due to factors and future developments that are uncertain and beyond the scope of the Company’s control. These include, but are not limited to, the Company’s ability to achieve the synergies and value creation contemplated by the acquisition of PCSB; turbulence in the capital and debt markets; changes in interest rates; competitive pressures from other financial institutions; general economic conditions (including inflation and concerns about liquidity) on a national basis or in the local markets in which the Company operates; changes in consumer behavior due to changing political, business and economic conditions, or legislative or regulatory initiatives; changes in the value of securities and other assets in the Company’s investment portfolio; increases in loan and lease default and charge-off rates; the adequacy of allowances for loan and lease losses; decreases in deposit levels that necessitate increases in borrowing to fund loans and investments; operational risks including, but not limited to, cybersecurity incidents, fraud, natural disasters, and future pandemics; changes in regulation; the possibility that future credit losses may be higher than currently expected due to changes in economic assumptions and adverse economic developments; the risk that goodwill and intangibles recorded in the Company’s financial statements will become impaired; and changes in assumptions used in making such forward-looking statements. Forward-looking statements involve risks and uncertainties which are difficult to predict. The Company’s actual results could differ materially from those projected in the forward-looking statements as a result of, among others, the risks outlined in the Company’s Annual Report on Form 10-K, as updated by its Quarterly Reports on Form 10-Q and other filings submitted to the SEC. The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

BASIS OF PRESENTATION

The Company's consolidated financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) as set forth by the Financial Accounting Standards Board in its Accounting Standards Codification and through the rules and interpretive releases of the SEC under the authority of federal securities laws. Certain amounts previously reported have been reclassified to conform to the current period's presentation.

NON-GAAP FINANCIAL MEASURES

The Company uses certain non-GAAP financial measures, such as operating earnings, operating earnings per common share, operating return on average assets, operating return on average tangible assets, operating return on average stockholders' equity, operating return on average tangible stockholders' equity, tangible book value per common share, tangible stockholders’ equity to tangible assets, return on average tangible assets (annualized) and return on average tangible stockholders' equity (annualized). These non-GAAP financial measures provide information for investors to effectively analyze financial trends of ongoing business activities, and to enhance comparability with peers across the financial services sector. A detailed reconciliation table of the Company's GAAP to the non-GAAP measures is attached.

INVESTOR RELATIONS:

Contact:	Carl M. Carlson Brookline Bancorp, Inc. Co-President and Chief Financial Officer (617) 425-5331 ccarlson@brkl.com

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Selected Financial Highlights (Unaudited)

	At and for the Three Months Ended
	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
	(Dollars In Thousands Except per Share Data)
Earnings Data:
Net interest income	$86,049	$80,030	$78,026	$71,867	$69,848
Provision (credit) for credit losses	25,542	5,725	2,835	227	(160)
Non-interest income	12,937	9,056	6,834	6,928	5,529
Non-interest expense	64,776	47,225	44,959	44,871	42,487
Income before provision for income taxes	8,668	36,136	37,066	33,697	33,050
Net income	7,560	29,695	30,149	25,195	24,705

Performance Ratios:
Net interest margin (1)	3.36%	3.81%	3.80%	3.56%	3.49%
Interest-rate spread (1)	2.66%	3.35%	3.58%	3.41%	3.31%
Return on average assets (annualized)	0.27%	1.34%	1.40%	1.18%	1.16%
Return on average tangible assets (annualized) (non-GAAP)	0.28%	1.37%	1.43%	1.21%	1.18%
Return on average stockholders' equity (annualized)	2.61%	12.09%	12.29%	10.32%	9.91%
Return on average tangible stockholders' equity (annualized) (non-GAAP)	3.43%	14.48%	14.72%	12.39%	11.84%
Efficiency ratio (2)	65.44%	53.01%	52.98%	56.95%	56.37%

Per Common Share Data:
Net income — Basic	$0.09	$0.39	$0.39	$0.33	$0.32
Net income — Diluted	0.09	0.39	0.39	0.33	0.32
Cash dividends declared	0.135	0.135	0.135	0.130	0.130
Book value per share (end of period)	13.14	12.91	12.54	12.63	12.65
Tangible book value per share (end of period) (non-GAAP)	10.08	10.80	10.43	10.51	10.56
Stock price (end of period)	10.50	14.15	11.65	13.31	15.82

Balance Sheet:
Total assets	$11,522,485	$9,185,836	$8,695,708	$8,514,230	$8,633,736
Total loans and leases	9,246,965	7,644,388	7,421,304	7,291,912	7,223,130
Total deposits	8,456,462	6,522,146	6,735,605	6,894,457	7,094,378
Total stockholders’ equity	1,165,066	992,125	963,618	968,496	981,935

Asset Quality:
Nonperforming assets	$28,962	$15,302	$18,312	$21,259	$26,506
Nonperforming assets as a percentage of total assets	0.25%	0.17%	0.21%	0.25%	0.31%
Allowance for loan and lease losses	$120,865	$98,482	$94,169	$93,188	$95,463
Allowance for loan and lease losses as a percentage of total loans and leases	1.31%	1.29%	1.27%	1.28%	1.32%
Net loan and lease charge-offs (recoveries)	$451	$310	$(179)	$1,242	$1,947
Net loan and lease charge-offs as a percentage of average loans and leases (annualized)	0.02%	0.02%	(0.01)%	0.07%	0.11%

Capital Ratios:
Stockholders’ equity to total assets	10.11%	10.80%	11.08%	11.38%	11.37%
Tangible stockholders’ equity to tangible assets (non-GAAP)	7.94%	9.20%	9.39%	9.65%	9.67%

(1) Calculated on a fully tax-equivalent basis.
(2) Calculated as non-interest expense as a percentage of net interest income plus non-interest income.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Consolidated Balance Sheets (Unaudited)

	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
ASSETS	(In Thousands Except Share Data)
Cash and due from banks	$30,782	$191,767	$65,638	$50,429	$89,032
Short-term investments	455,538	191,192	46,873	39,900	204,239
Total cash and cash equivalents	486,320	382,959	112,511	90,329	293,271
Investment securities available-for-sale	1,067,032	656,766	675,692	717,818	730,562
Total investment securities	1,067,032	656,766	675,692	717,818	730,562
Loans and leases:
Commercial real estate loans	5,610,414	4,404,148	4,269,512	4,225,754	4,235,325
Commercial loans and leases	2,147,149	2,016,499	1,933,645	1,860,182	1,800,383
Consumer loans	1,489,402	1,223,741	1,218,147	1,205,976	1,187,422
Total loans and leases	9,246,965	7,644,388	7,421,304	7,291,912	7,223,130
Allowance for loan and lease losses	(120,865)	(98,482)	(94,169)	(93,188)	(95,463)
Net loans and leases	9,126,100	7,545,906	7,327,135	7,198,724	7,127,667
Restricted equity securities	86,230	71,307	44,760	35,406	29,066
Premises and equipment, net of accumulated depreciation	87,799	71,391	69,912	69,557	69,365
Right-of-use asset operating leases	30,067	19,484	18,614	18,226	19,571
Deferred tax asset	75,028	52,237	56,894	50,736	46,886
Goodwill	241,222	160,427	160,427	160,427	160,427
Identified intangible assets, net of accumulated amortization	30,080	1,781	1,902	2,022	2,142
Other real estate owned and repossessed assets	508	408	591	507	990
Other assets	292,099	223,170	227,270	170,478	153,789
Total assets	$11,522,485	$9,185,836	$8,695,708	$8,514,230	$8,633,736
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Demand checking accounts	$1,899,370	$1,802,518	$1,848,562	$1,845,365	$1,903,331
NOW accounts	757,411	544,118	597,870	628,791	627,904
Savings accounts	1,268,375	762,271	824,789	894,926	967,183
Money market accounts	2,185,971	2,174,952	2,405,680	2,402,992	2,432,377
Certificate of deposit accounts	1,362,970	928,143	924,771	1,006,786	1,048,036
Brokered deposit accounts	982,365	310,144	133,933	115,597	115,547
Total deposits	8,456,462	6,522,146	6,735,605	6,894,457	7,094,378
Borrowed funds:
Advances from the FHLBB	1,458,457	1,237,823	557,895	307,967	201,236
Subordinated debentures and notes	84,080	84,044	84,008	83,970	83,934
Other borrowed funds	87,565	110,785	116,865	86,263	107,727
Total borrowed funds	1,630,102	1,432,652	758,768	478,200	392,897
Operating lease liabilities	31,373	19,484	18,614	18,226	19,571
Mortgagors’ escrow accounts	17,080	5,607	5,785	5,771	5,780
Reserve for unfunded credits	23,112	20,602	19,555	17,511	16,305
Accrued expenses and other liabilities	199,290	193,220	193,763	131,569	122,870
Total liabilities	10,357,419	8,193,711	7,732,090	7,545,734	7,651,801
Stockholders' equity:
Common stock, $0.01 par value; 200,000,000 shares authorized; 96,998,075 shares issued, 85,177,172 shares issued, 85,177,172 shares issued, 85,177,172 shares issued, and 85,177,172 shares issued, respectively	970	852	852	852	852
Additional paid-in capital	904,174	736,074	735,119	738,544	737,658
Retained earnings, partially restricted	407,528	412,019	392,779	372,677	357,576
Accumulated other comprehensive income	(52,688)	(61,947)	(70,227)	(44,977)	(29,322)
Treasury stock, at cost;
7,734,891, 7,731,445, 7,730,945, 7,995,888, and 7,037,464 shares, respectively	(94,918)	(94,873)	(94,866)	(98,525)	(84,718)
Unallocated common stock held by the Employee Stock Ownership Plan;
0, 0, 4,833, 11,442, and 18,051 shares, respectively	—	—	(39)	(75)	(111)
Total stockholders' equity	1,165,066	992,125	963,618	968,496	981,935
Total liabilities and stockholders' equity	$11,522,485	$9,185,836	$8,695,708	$8,514,230	$8,633,736

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Consolidated Statements of Income (Unaudited)

	Three Months Ended
	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
	(In Thousands Except Share Data)
Interest and dividend income:
Loans and leases	$121,931	$98,386	$84,375	$74,287	$71,721
Debt securities	7,870	3,497	3,337	3,249	2,996
Restricted equity securities	1,255	766	467	337	328
Short-term investments	1,495	754	464	156	66
Total interest and dividend income	132,551	103,403	88,643	78,029	75,111
Interest expense:
Deposits	29,368	14,185	7,354	4,282	3,771
Borrowed funds	17,134	9,188	3,263	1,880	1,492
Total interest expense	46,502	23,373	10,617	6,162	5,263
Net interest income	86,049	80,030	78,026	71,867	69,848
Provision (credit) for credit losses	25,542	5,725	2,835	227	(160)
Net interest income after provision for credit losses	60,507	74,305	75,191	71,640	70,008
Non-interest income:
Deposit fees	2,657	2,916	2,759	2,744	2,500
Loan fees	391	446	349	666	747
Loan level derivative income, net	2,373	670	1,275	1,615	686
Gain on investment securities, net	1,701	321	—	—	—
Gain on sales of loans and leases held-for-sale	1,638	2,612	889	291	344
Other	4,177	2,091	1,562	1,612	1,252
Total non-interest income	12,937	9,056	6,834	6,928	5,529
Non-interest expense:
Compensation and employee benefits	36,565	29,525	28,306	28,772	26,884
Occupancy	5,223	4,005	3,906	3,807	4,284
Equipment and data processing	6,462	5,758	5,066	4,931	5,078
Professional services	1,430	1,546	1,069	1,219	1,226
FDIC insurance	1,244	1,001	709	739	728
Advertising and marketing	1,410	1,052	1,337	1,319	1,272
Amortization of identified intangible assets	1,966	120	120	120	134
Merger and acquisition expense	6,409	641	1,073	535	—
Other	4,067	3,577	3,373	3,429	2,881
Total non-interest expense	64,776	47,225	44,959	44,871	42,487
Income before provision for income taxes	8,668	36,136	37,066	33,697	33,050
Provision for income taxes	1,108	6,441	6,917	8,502	8,345
Net income	$7,560	$29,695	$30,149	$25,195	$24,705
Earnings per common share:
Basic	$0.09	$0.39	$0.39	$0.33	$0.32
Diluted	$0.09	$0.39	$0.39	$0.33	$0.32
Weighted average common shares outstanding during the period:
Basic	86,563,641	76,841,655	76,779,038	77,091,013	77,617,227
Diluted	86,837,806	77,065,076	77,007,971	77,419,288	77,926,822
Dividends paid per common share	$0.135	$0.135	$0.130	$0.130	$0.125

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Asset Quality Analysis (Unaudited)

	At and for the Three Months Ended
	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
	(Dollars in Thousands)
NONPERFORMING ASSETS:
Loans and leases accounted for on a nonaccrual basis:
Commercial real estate mortgage	$4,589	$607	$3,136	$6,470	$8,313
Construction	3,883	707	—	—	—
Total commercial real estate loans	8,472	1,314	3,136	6,470	8,313

Commercial	5,495	464	618	892	1,366
Equipment financing	9,908	9,653	10,544	10,183	11,685
Condominium association	51	58	64	71	77
Total commercial loans and leases	15,454	10,175	11,226	11,146	13,128

Residential mortgage	3,449	2,680	2,741	2,412	3,394
Home equity	1,079	723	616	721	680
Other consumer	—	2	2	3	1
Total consumer loans	4,528	3,405	3,359	3,136	4,075

Total nonaccrual loans and leases	28,454	14,894	17,721	20,752	25,516

Other repossessed assets	508	408	591	507	990
Total nonperforming assets	$28,962	$15,302	$18,312	$21,259	$26,506

Loans and leases past due greater than 90 days and still accruing	$726	$33	$9,583	$266	$4

Nonperforming loans and leases as a percentage of total loans and leases	0.31%	0.19%	0.24%	0.28%	0.35%
Nonperforming assets as a percentage of total assets	0.25%	0.17%	0.21%	0.25%	0.31%

PROVISION AND ALLOWANCE FOR LOAN AND LEASE LOSSES:
Allowance for loan and lease losses at beginning of period	$98,482	$94,169	$93,188	$95,463	$99,084
Charge-offs	(845)	(658)	(598)	(1,533)	(2,344)
Recoveries	394	348	777	291	397
Net (charge-offs) recoveries	(451)	(310)	179	(1,242)	(1,947)
Provision (credit) for loan and lease losses excluding unfunded commitments *	22,834	4,623	802	(1,033)	(1,674)
Allowance for loan and lease losses at end of period	$120,865	$98,482	$94,169	$93,188	$95,463

Allowance for loan and lease losses as a percentage of total loans and leases	1.31%	1.29%	1.27%	1.28%	1.32%

NET CHARGE-OFFS (RECOVERIES):
Commercial real estate loans	$(6)	$(6)	$(6)	$(6)	$31
Commercial loans and leases	457	320	(179)	1,254	1,948
Consumer loans	—	(4)	6	(6)	(32)
Total net charge-offs (recoveries)	$451	$310	$(179)	$1,242	$1,947

Net loan and lease charge-offs as a percentage of average loans and leases (annualized)	0.02%	0.02%	(0.01)%	0.07%	0.11%

*Provision for loan and lease losses does not include provision of $2.5 million, $1.0 million, $2.0 million, $1.2 million, and $1.5 million for credit losses on unfunded commitments during the three months ended March 31, 2023, December 31, 2022, September 30, 2022, June 30, 2022 and March 31, 2022, respectively.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Average Yields / Costs (Unaudited)

	Three Months Ended
	March 31, 2023			December 31, 2022			March 31, 2022
	Average Balance	Interest (1)	Average Yield/Cost	Average Balance	Interest (1)	Average Yield/Cost	Average Balance	Interest (1)	Average Yield/Cost
	(Dollars in Thousands)
Assets:
Interest-earning assets:
Investments:
Debt securities (2)	$1,029,068	$7,974	3.10%	$665,969	$3,497	2.10%	$720,263	$2,996	1.66%
Marketable and restricted equity securities (2)	76,911	1,255	6.53%	52,093	766	5.88%	27,909	328	4.70%
Short-term investments	147,654	1,495	4.05%	60,385	754	5.00%	192,475	66	0.14%
Total investments	1,253,633	10,724	3.42%	778,447	5,017	2.58%	940,647	3,390	1.44%
Loans and Leases:
Commercial real estate loans (3)	5,579,977	67,667	4.85%	4,341,929	53,088	4.78%	4,152,414	36,027	3.47%
Commercial loans (3)	892,522	14,017	6.28%	797,312	10,541	5.18%	755,809	7,998	4.23%
Equipment financing (3)	1,226,717	21,213	6.92%	1,200,911	20,816	6.93%	1,105,194	18,012	6.52%
Residential mortgage loans (3)	1,032,025	11,073	4.29%	842,860	8,051	3.82%	804,939	6,992	3.47%
Other consumer loans (3)	420,047	7,997	7.71%	382,196	5,940	6.15%	366,534	2,750	3.04%
Total loans and leases	9,151,288	121,967	5.33%	7,565,208	98,436	5.20%	7,184,890	71,779	4.00%
Total interest-earning assets	10,404,921	132,691	5.10%	8,343,655	103,453	4.96%	8,125,537	75,169	3.70%
Non-interest-earning assets	726,166			513,976			405,506
Total assets	$11,131,087			$8,857,631			$8,531,043

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Deposits:
NOW accounts	$810,333	901	0.45%	$583,499	257	0.18%	$589,891	103	0.07%
Savings accounts	1,160,003	2,514	0.88%	787,021	1,155	0.58%	933,173	198	0.09%
Money market accounts	2,366,235	12,140	2.08%	2,282,217	7,711	1.34%	2,416,577	1,570	0.26%
Certificates of deposit	1,346,761	7,456	2.25%	922,250	2,865	1.23%	1,091,729	1,848	0.69%
Brokered deposit accounts	534,527	6,357	4.82%	218,188	2,197	3.99%	132,751	52	0.16%
Total interest-bearing deposits	6,217,859	29,368	1.92%	4,793,175	14,185	1.17%	5,164,121	3,771	0.30%
Borrowings
Advances from the FHLBB	1,264,523	14,531	4.60%	736,652	6,979	3.71%	103,878	187	0.72%
Subordinated debentures and notes	84,062	1,354	6.44%	84,025	1,332	6.34%	83,915	1,244	5.93%
Other borrowed funds	158,499	1,249	3.20%	148,195	877	2.35%	130,080	61	0.19%
Total borrowings	1,507,084	17,134	4.55%	968,872	9,188	3.71%	317,873	1,492	1.88%
Total interest-bearing liabilities	7,724,943	46,502	2.44%	5,762,047	23,373	1.61%	5,481,994	5,263	0.39%
Non-interest-bearing liabilities:
Demand checking accounts	1,930,162			1,843,780			1,880,039
Other non-interest-bearing liabilities	316,347			269,498			171,717
Total liabilities	9,971,452			7,875,325			7,533,750
Stockholders’ equity	1,159,635			982,306			997,293
Total liabilities and equity	$11,131,087			$8,857,631			$8,531,043
Net interest income (tax-equivalent basis) /Interest-rate spread (4)		86,189	2.66%		80,080	3.35%		69,906	3.31%
Less adjustment of tax-exempt income		140			50			58
Net interest income		$86,049			$80,030			$69,848
Net interest margin (5)			3.36%			3.81%			3.49%

(1) Tax-exempt income on debt securities, equity securities and revenue bonds included in commercial real estate loans is included on a tax-equivalent basis.
(2) Average balances include unrealized gains (losses) on investment securities. Dividend payments may not be consistent and average yield on equity securities may vary from month to month.
(3) Loans on nonaccrual status are included in the average balances.
(4) Interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(5) Net interest margin represents net interest income (tax-equivalent basis) divided by average interest-earning assets on an actual/actual basis.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Non-GAAP Financial Information (Unaudited)
				At and for the Three Months Ended March 31,
				2023	2022
Reconciliation Table - Non-GAAP Financial Information				(Dollars in Thousands Except Share Data)

Reported Pretax Income				$8,668	$33,050
Less:
Security gains				1,701	—
Add:
Day 1 PCSB CECL provision				16,744	—
Merger and acquisition expense				6,409	—
Operating Pretax Income				$30,120	$33,050
Estimated effective tax rate				22.7%	25.2%
Estimated taxes				6,837	8,345
Operating earnings after tax				$23,283	$24,705

Operating earnings per common share:
Basic				$0.27	$0.32
Diluted				$0.27	$0.32

Weighted average common shares outstanding during the period:
Basic				86,563,641	77,617,227
Diluted				86,837,806	77,926,822

Return on average assets *				0.27%	1.16%
Less:
Security gains (after-tax) *				0.05%	—%
Add:
Day 1 PCSB CECL provision *				0.47%	—%
Merger and acquisition expense (after-tax) *				0.18%	—%
Operating return on average assets *				0.87%	1.16%

Return on average tangible assets *				0.28%	1.18%
Less:
Security gains (after-tax) *				0.05%	—%
Add:
Day 1 PCSB CECL provision *				0.48%	—%
Merger and acquisition expense (after-tax) *				0.18%	—%
Operating return on average tangible assets *				0.89%	1.18%

Return on average stockholders' equity *				2.61%	9.91%
Less:
Security gains (after-tax) *				0.45%	—%
Add:
Day 1 PCSB CECL provision *				4.46%	—%
Merger and acquisition expense (after-tax) *				1.71%	—%
Operating return on average stockholders' equity *				8.33%	9.91%

Return on average tangible stockholders' equity *				3.43%	11.84%
Less:
Security gains (after-tax) *				0.60%	—%
Add:
Day 1 PCSB CECL provision *				5.87%	—%
Merger and acquisition expense (after-tax) *				2.25%	—%
Operating return on average tangible stockholders' equity *				10.95%	11.84%

* Ratios at and for the three months ended are annualized.

	At and for the Three Months Ended
	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
	(Dollars in Thousands)

Net income, as reported	$7,560	$29,695	$30,149	$25,195	$24,705

Average total assets	$11,131,087	$8,857,631	$8,586,420	$8,515,330	$8,531,043
Less: Average goodwill and average identified intangible assets, net	278,135	162,266	162,387	162,507	162,632
Average tangible assets	$10,852,952	$8,695,365	$8,424,033	$8,352,823	$8,368,411

Return on average tangible assets (annualized)	0.28%	1.37%	1.43%	1.21%	1.18%

Average total stockholders’ equity	$1,159,635	$982,306	$981,379	$976,167	$997,293
Less: Average goodwill and average identified intangible assets, net	278,135	162,266	162,387	162,507	162,632
Average tangible stockholders’ equity	$881,500	$820,040	$818,992	$813,660	$834,661

Return on average tangible stockholders’ equity (annualized)	3.43%	14.48%	14.72%	12.39%	11.84%

Total stockholders’ equity	$1,165,066	$992,125	$963,618	$968,496	$981,935
Less:
Goodwill	241,222	160,427	160,427	160,427	160,427
Identified intangible assets, net	30,080	1,781	1,902	2,022	2,142
Tangible stockholders' equity	$893,764	$829,917	$801,289	$806,047	$819,366

Total assets	$11,522,485	$9,185,836	$8,695,708	$8,514,230	$8,633,736
Less:
Goodwill	241,222	160,427	160,427	160,427	160,427
Identified intangible assets, net	30,080	1,781	1,902	2,022	2,142
Tangible assets	$11,251,183	$9,023,628	$8,533,379	$8,351,781	$8,471,167

Tangible stockholders’ equity to tangible assets	7.94%	9.20%	9.39%	9.65%	9.67%

Tangible stockholders' equity	$893,764	$829,917	$801,289	$806,047	$819,366

Number of common shares issued	96,998,075	85,177,172	85,177,172	85,177,172	85,177,172
Less:
Treasury shares	7,734,891	7,731,445	7,730,945	7,995,888	7,037,464
Unallocated ESOP shares	—	—	4,833	11,442	18,051
Unvested restricted shares	598,049	601,495	601,995	497,297	500,098
Number of common shares outstanding	88,665,135	76,844,232	76,839,399	76,672,545	77,621,559

Tangible book value per common share	$10.08	$10.80	$10.43	$10.51	$10.56

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